EXHIBIT 2.3(a)

                              AMENDMENT NUMBER ONE
                           TO ASSET PURCHASE AGREEMENT
                           ---------------------------


     This Amendment Number One to Asset Purchase Agreement (hereinafter referred to as the "Amendment Number One") is made and entered into as of July 23, 1996, by and among Hvide Marine Incorporated, a Florida corporation ("Purchaser"), Ross Seal Partners, Ltd., Bengal Seal Partners, Ltd, Indian Seal Partners, Ltd., Baffin Seal Partners, Ltd., and Baltic Seal Partners, Ltd., each a Texas Limited Partnership (collectively, "Sellers") and Irwin M. Herz, Jr., as trustee under those certain trusts created under Indenture of Trusts dated June 13, 1960, as amended (collectively, "Three R Trusts"), as defined in that certain Asset Purchase Agreement (the "Agreement") dated March 29, 1996 (Purchaser, Sellers and Three R Trusts are sometimes collectively referred to as the "Parties").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement shall be amended as follows:

     A. That Paragraph 2.(a) shall be deleted in its entirely and the following paragraph shall be inserted in its place:

          "2. Purchase Price. (a)  Purchaser will purchase the Assets from
              --------------
     Sellers for the price of Fifteen Million Nine Hundred and Ten Thousand Dollars ($15,910,000.00) cash (the "Asset Purchase Price"), payable as provided in Paragraph 4."

     B. That the next to last paragraph of Paragraph 8.(i)-shall be amended by deleting ", up to $3.8 million, plus (ii) an amount equal to $3 million less any payments of principal made by Purchaser under its guarantee of the Modified Seal Fleet Note, as hereinafter defined" from the first sentence of such paragraph and adding "of approximately $ 7 million" in lieu thereof.

     C.   That Paragraph 10.(i)(bb) shall be deleted in its entirety;

     D. That Paragraph 11.(b) shall be deleted in its entirety and the following paragraph shall be inserted in its place:

          "(b) Seal Fleet shall have paid Three R Trusts all principal and accrued interest due on the Existing Seal Fleet Notes, which payment shall leave the indebtedness subject to reconciliation pursuant to Exhibit "H" as the only indebtedness owed by Seal Fleet to the Three R Trusts or their affiliates on the Closing Date;"

     E.   That Paragraph 11.(c) shall be deleted in its entirety,

     F. That Paragraph 17. Shall be deleted in its entirety and the following paragraph shall be inserted in its place:

          "17. Expenses. On the Closing Date, Purchaser shall pay to Greer, Herz
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          & Adams, L.L.P., Sellers' and the Three R Trusts' attorneys', such firm's attorneys' fees and costs incurred in connection with the transactions contemplated by this Asset Purchase Agreement."

     G. That paragraph 25. Shall be amended by deleting "and the guaranty referenced in Paragraph 11(c) hereof" from the first sentence of such paragraph.

     H.   That Exhibit G shall be deleted;

     I.   That Schedule 11(c) shall be deleted."


     The Parties further agree that any of the Parties executing the Agreement shall do so by executing multiple separate signature pages, one of which shall be attached to and become a part of the original counterparts of the Agreement in each of the Parties' possession. All of the Parties to the Agreement, including any Parties executing by executing a signature page on or after this date, shall be duly and fully bound by all of the terms of the Agreement for all purposes as fully as though such Parties had executed on this date.

     Except as expressly modified herein, the provisions of the Agreement shall remain in full force and effect and shall not be altered, modified or amended.

     In Witness Whereof, the Parties have executed this Agreement as of July 23, 1996.


                                             Sellers:
                                             Ross Seal Partners, Ltd.



                                             By:
                                                ------------------------------
                                             Drew Hollinger, President of Three
                                             R Markets, General Partner


                                             Bengal Seal Partners, Ltd.



                                             By:
                                                ------------------------------
                                             Drew Hollinger, President of Three
                                             R Markets, General Partner
                                             Indian Seal Partners, Ltd.

                                             By:
                                                ------------------------------
                                             Drew Hollinger, President of Three
                                             R Markets, General Partner


                                             Baffin Seal Partners, Ltd.




                                             By:
                                                ------------------------------
                                             Drew Hollinger, President of Three
                                             R Markets, General Partner


                                             Baltic Seal Partners, Ltd.



                                             By:
                                                ------------------------------
                                             Drew Hollinger, President of Three
                                             R Markets, General Partner


                                             Three R Trusts:


                                             By:
                                                -------------------------------
                                             Irwin M. Herz, Jr.
                                             Trustee


                                             Purchaser
                                             Hvide Marine Incorporated



                                             By:
                                                ------------------------------
                                             Donald L. Caldera
                                             Executive Vice President